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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary proxy statement             |_| Confidential, For Use of the
|X| Definitive proxy statement                  Commission Only (as permitted by
|_| Definitive additional materials             Rule 14a-6(e)(2))
|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              MICREL, INCORPORATED
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


(1) Title of each class of securities to which transaction applies:

    ----------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

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(3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    ----------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction.

    ----------------------------------------------------------------------------
(5) Total fee paid:

    ----------------------------------------------------------------------------

    |_| Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

    |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

    ----------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:

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(3) Filing Party:

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(4) Date Filed:

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

                              MICREL, INCORPORATED
                               2180 FORTUNE DRIVE
                           SAN JOSE, CALIFORNIA 95131

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 22, 2003


To the Shareholders of Micrel, Incorporated:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Micrel, Incorporated, a California corporation (the "Company"), will be held at the Company's offices located at 2180 Fortune Drive, San Jose, California 95131 on May 22, 2003 at 12:00 p.m., Pacific Daylight Time, for the following purposes:

     1. To elect five directors of the Company to serve until the 2004 annual meeting and until their successors are duly elected and qualified ("Proposal 1");

     2. To ratify the selection of PricewaterhouseCoopers LLP as the independent auditor of the Company for its fiscal year ending December 31, 2003 ("Proposal 2");

     3. To approve the adoption of the Company's 2003 Incentive Award Plan and the issuance of up to 6,568,800 shares of common stock under such plan ("Proposal 3"); and

     4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement, which is attached hereto and made a part hereof. The Annual Meeting will be open to shareholders of record, proxy holders, and others by invitation only. Beneficial owners of shares held by a broker or nominee must present proof of such ownership to attend the Annual Meeting.

     The Board of Directors has fixed the close of business on April 1, 2003 as the record date for determining the shareholders entitled to notice of and to vote at the 2003 Annual Meeting and any adjournment or postponement thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                        By Order of the Board of Directors,


                                        /s/ Raymond D. Zinn
                                        ----------------------------------------
                                        Raymond D. Zinn
                                        President, Chief Executive Officer and
                                        Chairman of the Board of Directors

San Jose, California
April 15, 2003

                              MICREL, INCORPORATED
                               2180 FORTUNE DRIVE
                           SAN JOSE, CALIFORNIA 95131

                                 ---------------

                                 PROXY STATEMENT

                                 ---------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 22, 2003

GENERAL INFORMATION

     This Proxy Statement is being furnished to the shareholders of Micrel, Incorporated, a California corporation (the "Company") in connection with the solicitation by the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at 12:00 p.m., Pacific Daylight Time, at the Company's principal executive offices located at 2180 Fortune Drive, San Jose, California 95131, on May 22, 2003, and at any adjournment or postponement thereof. Only holders of the Company's common stock of record on April 1, 2003 (the "Record Date") will be entitled to vote. Holders of common stock are entitled to one vote for each share of common stock held as of the Record Date. There is no cumulative voting. Shares represented by proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting. At the close of business on the Record Date, there were 92,093,009 shares of the Company's common stock outstanding.

SOLICITATION AND VOTING; REVOCABILITY OF PROXIES

     This Proxy Statement and the accompanying proxy were first sent by mail to shareholders on or about April 15, 2003. The costs of this solicitation are being borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited personally or by telephone, facsimile or telegram by certain of the Company's directors, officers and regular employees, without additional compensation.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections. The Inspector of Elections will also determine whether or not a quorum is present. The required quorum for the transaction of business at the Annual Meeting is a majority of the shares entitled to vote at the Annual Meeting, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but not as affirmative votes for purposes of determining the approval of a proposal submitted to the shareholders. If a broker indicates on the proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be considered present and entitled to vote for purposes of determining a quorum but not as affirmative votes for purposes of determining the approval of a proposal. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum. At the Annual Meeting, the five nominees receiving the highest number of affirmative votes, represented either in person or by proxy, will be elected to the Board of Directors (the "Board" or "Board of Directors"). Proposal 3 requires the affirmative vote in person or by proxy of the holders of a majority of the shares represented at and entitled to vote at the meeting. Any proxy that is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted as follows:

     o    FOR the election of all the director nominees identified in Proposal
          1;

     o FOR the ratification of PricewaterhousCoopers LLP as the independent auditor of the Company as set forth in Proposal 2;

     o FOR the approval of the adoption of the Company's 2003 Incentive Award Plan as set forth in Proposal 3; and

     o as the proxy holders deem advisable on other matters that may come before the Annual Meeting.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. A proxy may be revoked by filing a written notice of revocation or by submitting a duly executed proxy bearing a later date, with the Secretary of the Company prior to the Annual Meeting. A person may also revoke a proxy by attending the Annual Meeting and voting in person. Attendance at the meeting, by itself, will not revoke a proxy.


                                   PROPOSAL 1

ELECTION OF DIRECTORS

     As set by the Board of Directors in accordance with the Bylaws of the Company, the authorized number of directors is five. Directors will hold office from the time of their election until the 2004 annual meeting and until their successors are duly elected and qualified. The five nominees receiving the highest number of affirmative votes will be elected as directors. Only votes cast for a nominee will be counted in determining whether that nominee has been elected as director. Shareholders may withhold authority to vote for the entire slate as nominated or, by writing the name of an individual nominee in the space provided on the proxy card, withhold the authority to vote for any individual nominee. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum, but have no other legal effect under California law.

     If any nominees identified in this proposal should decline or be unable to act as a director, the shares may be voted for such substitute nominees as the persons appointed by proxy may in their discretion determine. The proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

     The following table sets forth information with respect to the five persons nominated by the Board of Directors for election to the Board at the Annual Meeting.

NOMINEES FOR DIRECTOR        AGE  POSITION                                                       DIRECTOR SINCE
---------------------        ---  --------                                                       --------------
Raymond D. Zinn............  65   President, Chief Executive Officer and Chairman of the Board             1978
Warren H. Muller...........  64   Director                                                                 1978
Larry L. Hansen............  74   Director                                                                 1994
George Kelly...............  68   Director                                                                 1994
Donald H. Livingstone......  60   Director                                                                 2002

     The principal occupations and positions for at least the past five years of the director nominees named above are as follows:

     RAYMOND D. ZINN is a co-founder of the Company and has been its President, Chief Executive Officer and Chairman of its Board of Directors since the Company's inception in 1978. Prior to co-founding the Company, Mr. Zinn held various management and manufacturing executive positions in the semiconductor industry at Electromask TRE, Electronic Arrays, Inc., Teledyne, Inc., Fairchild Semiconductor Corporation and Nortek, Inc. He holds a B.S. in Industrial Management from Brigham Young University and a M.S. in Business Administration from San Jose State University.

     WARREN H. MULLER is a co-founder of the Company and has served as a member of the Company's Board of Directors since the Company's inception in 1978. Mr. Muller currently works as a part-time employee for the Company. Mr. Muller was Vice President of Test Operations from 1978 until 1999. From 1999 until October 2001, Mr. Muller served as of Chief Technology Officer. He was previously employed in various positions in semiconductor processing and testing at Electronic Arrays, Inc. and General Instruments Corporation. Mr. Muller holds a B.S.E.E. from Clarkson College. Mr. Muller serves as a member of the Compensation Committee of the Board of Directors.

     LARRY L. HANSEN joined the Company's Board of Directors in June 1994. From October 1988 to January 1991, Mr. Hansen served as Executive Vice President of Tylan General, Inc. From February 1964 to

September 1988, Mr. Hansen was employed by Varian Associates, where he last served as Executive Vice President. From 1975 to 1979, Mr. Hansen served as Chairman of the U.S. Department of Commerce Technical Advisory Committee on Semiconductor Manufacturing Equipment. Mr. Hansen serves on the Board of Directors of Signal Technology Corp. and Electro Scientific Industries, Inc. Mr. Hansen serves as a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the board of directors.

     GEORGE KELLY joined the Company's Board of Directors in June 1994. He is a retired partner of Deloitte & Touche LLP, where he was employed for thirty years until his retirement in June 1989. He also serves on the Board of Directors of Ion Systems, Inc., a private company. Mr. Kelly serves as a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors.

     DONALD H. LIVINGSTONE joined the Company's Board of Directors in June 2002. Mr. Livingstone is a director for the Center of Entrepreneurship and a Professor of Accountancy at the Marriott School of Management at Brigham Young University, where he has taught since 1994. Mr. Livingstone serves on the Board of Directors of California Independent Bancorp and is a Trustee of the Eureka Family of Mutual Funds. Mr. Livingstone serves as a member of the Audit Committee and Nominating and Corporate Governance Committee of the Board of Directors.


    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF
                       EACH NOMINEE NAMED IN PROPOSAL 1.


                                   PROPOSAL 2

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board has selected PricewaterhouseCoopers LLP as the Company's independent auditor for the fiscal year ending December 31, 2003 and has further directed that management submit the selection of the independent auditor for ratification by the shareholders at the Annual Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of PricewaterhouseCoopers LLP as the Company's independent auditor is not required by the Company's Bylaws or otherwise; however, the Board is submitting the selection of PricewaterhouseCoopers LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent auditor at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION
    OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITOR AS SET
                              FORTH IN PROPOSAL 2.


                                   PROPOSAL 3

                    APPROVAL OF THE 2003 INCENTIVE AWARD PLAN

     The Company's 1994 Stock Option Plan ("1994 Plan") will expire by its terms in late 2003. In order to continue to provide long-term incentive to Company employees, in March 2003, the Board adopted the 2003 Incentive Award Plan ("2003 Plan"), subject to shareholder approval. Subject to and upon approval of the 2003 Plan by the shareholders, the Company's 1994 Plan will terminate, and approximately 6,568,800 shares of common stock otherwise available for future awards under this plan will no longer be available for such purpose. The shares currently available for issuance under the 1994 Plan will be transferred into the 2003 Plan and be available for issuance thereunder. THIS PROPOSAL DOES NOT INCREASE THE AGGREGATE NUMBER OF AUTHORIZED SHARES AVAILABLE FOR ISSUANCE UNDER OUR OPTION PLANS. As of April 2, 2003 there were 6,568,800 shares of common stock reserved for issuance under the 1994 Plan. The Board has not granted any awards under the 2003 Plan.

     Options previously granted and outstanding under the 1994 Plan will continue to remain outstanding in accordance with the terms and conditions of the 1994 Plan. As of April 1, 2003, options to purchase an aggregate of approximately 9,176,018 shares of common stock were outstanding under the 1994 Plan.

     Shareholders are requested in this Proposal 3 to approve the 2003 Plan. The affirmative vote in person or represented by proxy of the holders of a majority of the shares represented at and entitled to vote at the meeting will be required to approve the 2003 Plan. A vote FOR this proposal will be a vote to approve the new 2003 Plan and transfer previously authorized but un-issued shares from the 1994 Plan to the 2003 Plan.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE 2003 INCENTIVE
                     AWARD PLAN AS SET FORTH IN PROPOSAL 3.

SUMMARY OF 2003 PLAN

     The following is a summary of the principal features of the 2003 Plan as it is currently proposed. The summary, however, does not purport to be a complete description of all the provisions of the 2003 Plan and is qualified in its entirety by reference to the 2003 Plan itself, which is included as Appendix A to this Proxy Statement.

SECURITIES SUBJECT TO THE 2003 PLAN

     The shares of stock subject to the 2003 Plan shall be our common stock, which had a closing sales price of $9.46 per share on The Nasdaq Stock Market on April 1, 2003. Under the terms of the 2003 Plan, the aggregate number of shares of common stock subject to options, grants of restricted stock, stock appreciation rights ("SARs") and other awards will be no more than 6,568,800 shares. If there is any stock dividend, stock split, recapitalization, or other subdivision, combination or reclassification of shares of common stock or similar transaction, the Board or a committee of the Board appointed to administer the 2003 Plan (the "Administrator") shall have the authority in its discretion to appropriately adjust:

     o the aggregate number and kind of shares of common stock (or other securities or property) with respect to which awards may be granted or awarded under the 2003 Plan;
     o the number and kind of shares of common stock (or other securities or property) subject to outstanding awards under the 2003 Plan; and
     o the price per share of outstanding options, stock purchase rights, SARs and other awards;

     Shares subject to expired or canceled options will be available for future grant or sale under the 2003 Plan. In addition, shares that are delivered to us by an optionee or withheld by us upon the exercise of an award in payment of the exercise price or in satisfaction of tax withholding obligations may again be optioned, granted or awarded under the 2003 Plan. No shares may be optioned, granted or awarded under the 2003 Plan, however, if such action would cause an incentive stock option to fail to qualify as an "incentive stock option" under
Section 422 of the Code.

AWARDS UNDER THE 2003 PLAN

     The 2003 Plan provides that the Administrator may grant or issue stock options, SARs, restricted stock, deferred stock, dividend equivalents, performance awards and stock payments, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

     NONQUALIFIED STOCK OPTIONS ("NQSOs") will provide for the right to purchase common stock at a specified price determined by the Administrator which, except with respect to NQSOs intended to qualify as performance-based compensation under Section 162(m) of the Code, may be less than fair market value on the date of grant, and usually will become exercisable (in the discretion of the Administrator) in one or more installments after the grant date. NQSOs may be granted for any term specified by the Administrator.

     INCENTIVE STOCK OPTIONS ("ISOs") will be designed to comply with the provisions of the Code and will be subject to certain restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, must be exercised within a specified period of time following the optionee's termination of employment, and must be exercised within ten years after the date of grant; but may be subsequently modified to disqualify them from treatment as ISOs. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all of our classes of stock, the 2003 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must expire no later than the fifth anniversary of the date of its grant.

     RESTRICTED STOCK may be sold to participants at various prices or granted with no purchase price, and may be made subject to such restrictions as may be determined by the Administrator. Restricted stock, typically, may be repurchased by us at the original purchase price if the conditions or restrictions are not met. In general, restricted stock may not be sold, or otherwise hypothecated or transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will receive dividends prior to the time when the restrictions lapse.

     DEFERRED STOCK may be awarded to participants, typically without payment of consideration, but subject to vesting conditions based on performance criteria established by the Administrator. Like restricted stock, deferred stock may generally not be sold, or otherwise hypothecated or transferred until vesting conditions are removed or expire. Unlike restricted stock, deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

     STOCK APPRECIATION RIGHTS may be granted in connection with stock options or other awards, or separately. SARs granted by the Administrator in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over the exercise price of the related option or other awards, but alternatively may be based upon criteria such as book value. Except as required by Section 162(m) of the Code with respect to an SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 2003 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the Administrator in the SAR agreements. The Administrator may elect to pay SARs in cash or in common stock or in a combination of both.

     DIVIDEND EQUIVALENTS represent the value of the dividends per share paid by us, calculated with reference to the number of shares covered by the stock options, SARs or other awards held by the participant.

     PERFORMANCE AWARDS may be granted by the Administrator to employees or consultants based upon, among other things, the contributions, responsibilities and other compensation of the particular employee or consultant. Generally, these awards will be based upon specific performance criteria and may be paid in cash or in common stock or in a combination of both. Performance Awards may include "phantom" stock awards that provide for payments based upon increases in the price of our common stock over a predetermined period. Performance Awards to consultants and employees may also include bonuses granted by the Administrator and which may be payable in cash or in common stock or in a combination of both.

     STOCK PAYMENTS may be authorized by the Administrator in the form of shares of common stock or an option or other right to purchase common stock as part of a deferred compensation arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the key employee or consultant.

     The Administrator may designate key employees as "Section 162(m) Participants," whose compensation for a given fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code. The Administrator may grant to Section 162(m) Participants restricted stock, deferred stock, SARs, dividend equivalents, performance awards, cash bonuses and stock payments that are paid, vest or become exercisable upon the attainment of company performance goals which are related to one or more of the following performance criteria:

     o    net income;
     o    pre-tax income;
     o    operating income;
     o    cash flow;
     o    earnings per share;
     o    earnings before interest, taxes, depreciation and/or amortization;
     o    return on equity;
     o    return on invested capital or assets;
     o    funds from operations;
     o    cost reductions or savings;
     o    the market price of a share of our common stock;
     o    specific product introductions; and
     o    specific product revenues.

     The maximum number of shares which may be subject to options, stock purchase rights, SARs and other awards granted under the 2003 Plan to any individual in any calendar year may not exceed 1,000,000; provided, however, that performance awards shall be limited to $2,000,000.

ELIGIBILITY

     Our employees, consultants and non-employee directors are eligible to receive awards under the 2003 Plan. As of April 1, 2003 we had approximately 805 employees and consultants and three non-employee directors. The Administrator determines which of our employees, consultants and non-employee directors (except as stated below) will be granted awards. No employee or consultant is entitled to participate in the 2003 Plan as a matter of right. Only those employees and consultants who are selected to receive grants by the Administrator may participate in the 2003 Plan. Non-employee directors are also eligible to receive automatic option grants under the 2003 Plan. GRANT AND TERMS OF OPTIONS

     The Administrator shall have the authority under the 2003 Plan to determine:

     o the number of shares subject to each option grant to employees, consultants and directors;
     o    whether the option grant is an ISO or NQSO; and
     o    the terms and conditions of each option grant.

     The Administrator may not grant an ISO under the 2003 Plan to any person who owns more than 10% of the total combined voting power of all classes of our stock (a "10% Owner") unless the stock option conforms to the applicable provisions of Section 422 of the Code. Only our employees may be granted ISOs under the 2003 Plan. Employees, consultants, and directors may receive NQSOs and restricted stock under the 2003 Plan. Each option will be evidenced by a written option agreement.

     The exercise price for the shares of common stock subject to each option will be specified in each option agreement. The Administrator shall set the exercise price at the time the option is granted. In certain instances, the exercise price is also subject to additional rules as follows:

     o In the case of options intended to qualify as performance-based compensation, or as ISOs, the exercise price may not be less than the fair market value for the shares of common stock subject to such option on the date the option is granted.
     o In the case of ISOs granted to a 10% Owner, the exercise price may not be less than 110% of the fair market value of the shares of common stock subject to such option on the date the option is granted.

     o In the case of NQSOs granted to a non-employee director, the exercise price shall be equal to the fair market value for the shares of common stock subject to such option on the date the option is granted.

     For purposes of the 2003 Plan, the fair market value of a share of common stock as of a given date shall be the closing price of a share of common stock on The Nasdaq Stock Market on the trading day previous to such date.

TERM OF OPTIONS

     For options granted to our employees and consultants, the term of an option shall be set by the Administrator. In the case of an ISO, the term of the option may not be longer than 10 years from the date the ISO is granted, or if granted to a 10% Owner, five years from the date of the grant. Generally, an option granted to an employee or consultant may only be exercised while such person remains our employee or consultant, as applicable. However, the Administrator may, in the written option agreement related to an option granted to an employee or consultant, provide that such outstanding option may be exercised subsequent to the termination of employment or the consulting relationship.

     Generally, unless otherwise determined by the Administrator at the time of grant, options granted to our non-employee directors shall expire on the earlier of ten years from the date on which the option is granted or thirty days after the termination of the non-employee director's directorship.

VESTING OF OPTIONS

     Generally, an option is exercisable when it vests. For options granted to our employees and consultants, each option agreement will contain the period during which the right to exercise the option in whole or in part vests in the optionee. At any time after the grant of an option, the Administrator may accelerate the period during which such option vests. No portion of an option that is un-exercisable at an optionee's termination of employment or termination of consulting relationship will subsequently become exercisable, except as may be otherwise provided by the Administrator either in the agreement relating to the stock option or by action following the grant of the option.

     Options granted to our non-employee directors vest in equal annual installments over four years from the date the option is granted. No portion of an option which is un-exercisable at a non-employee director's termination of directorship will subsequently become exercisable.

EXERCISE OF OPTIONS

     An option may be exercised for any vested portion of the shares subject to the option until the option expires. Only whole shares of common stock may be purchased. An option may be exercised by delivering to our Secretary a written notice of exercise on a form provided by us, together with full cash payment for the shares in the form of cash or a check payable to us in the amount of the aggregate option exercise price. However, the Administrator may in its discretion and subject to applicable laws:

     o allow payment through the delivery of shares of common stock which have been owned by the optionee for at least six months;
     o allow payment through the surrender of shares of common stock which would otherwise be issuable on exercise of the option;
     o allow payment through the delivery of property of any kind which constitutes good and valuable consideration;
     o allow payment by delivery of a full recourse promissory note to us in a form and with terms prescribed by the Administrator;
     o allow payment through the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of common stock then issuable on exercise of the option, and that the broker will pay a sufficient portion of the net proceeds of the sale to us in satisfaction of the option exercise price; or
     o    allow payment through any combination of the foregoing.

     However, no option may be exercised by delivery of a promissory note or by a loan from us if such loan or extension of credit is prohibited by law.

AUTOMATIC OPTION GRANTS TO NON-EMPLOYEE DIRECTORS

     Each of our current non-employee directors will receive an automatic grant of an option to purchase 5,000 shares of common stock on the date of the 2003 Annual Meeting and an automatic grant of an option to purchase 5,000 shares of common stock at each annual meeting of our shareholders thereafter. Each person who thereafter is elected or appointed as a non-employee director will receive an automatic grant of an option to purchase 5,000 shares of common stock on the date such person is first elected as an non-employee director and an automatic grant of an option to purchase 5,000 shares of common stock at each annual meeting of our shareholders thereafter. The options will vest in equal annual installments over four years from the date of grant, subject to continued service on our Board.

     Pursuant to these arrangements, each of George Kelly, Larry L. Hansen and Donald H. Livingstone, our current non-employee directors, will receive options to purchase 5,000 shares of common stock in 2003.

ADMINISTRATION OF THE 2003 PLAN

     All decisions, determinations and interpretations of the Administrator shall be final and binding on all holders. The Administrator has the power to:

     o construe and interpret the terms of the 2003 Plan and awards granted pursuant to the 2003 Plan;
     o adopt rules for the administration, interpretation and application of the 2003 Plan that are consistent with the 2003 Plan; and
     o    interpret, amend or revoke any of the newly adopted rules of the 2003
          Plan.

AWARDS NOT TRANSFERABLE

     Awards may generally not be sold, pledged, transferred, or disposed of in any manner other than pursuant to certain court orders with the Administrator's consent and by will or by the laws of descent and distribution and may be exercised, during the lifetime of the holder, only by the holder or such transferees as have been transferred an award pursuant to court order with the Administrator's consent.

AMENDMENT AND TERMINATION OF THE 2003 PLAN

     The Board may amend the 2003 Plan at any time; provided that the Board may not, without shareholder approval given within 12 months of the Board's action, amend the 2003 Plan so as to increase the number of shares of stock that may be issued under the 2003 Plan, impair the rights of those who have received awards under the 2003 Plan, change the description of persons eligible to receive an award under the 2003 Plan or change the minimum exercise price of an award.

     The Board may terminate the 2003 Plan at any time. The 2003 Plan will be in effect until terminated by the Board. However, in no event may any incentive stock option be granted under the 2003 Plan after March 26, 2013.

FEDERAL INCOME TAX CONSEQUENCES ASSOCIATED WITH THE 2003 PLAN

     The following is a general summary under current law of the material federal income tax consequences to participants in the 2003 Plan. This summary deals with the general tax principles that apply and is provided only for general information. Some kinds of taxes, such as state and local income taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of income taxation that may be relevant in light of a holder's personal investment circumstances. This summarized tax information is not tax advice, and the Company recommends each person consult with his or her own tax advisor.

NON-QUALIFIED STOCK OPTIONS

     For federal income tax purposes, if an optionee is granted NQSOs under the 2003 Plan, the optionee will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of NQSOs the optionee will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The optionee's basis for the stock for purposes of determining gain or loss on subsequent disposition of such shares generally will be the fair market value of the common stock on the date the optionee exercises the option. Any subsequent gain or loss will be generally taxable as capital gains or losses.

INCENTIVE STOCK OPTIONS

     There is no taxable income to an optionee when an optionee is granted an ISO or when that option is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price will be an "item of adjustment" for the optionee for purposes of the alternative minimum tax. Gain realized by the optionee on the sale of an ISO is taxable at capital gains rates, and no tax deduction is available to us, unless the optionee disposes of the shares within (1) two years after the date of grant of the option or (2) within one year of the date the shares were transferred to the optionee. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares on the date of the option's exercise will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent the optionee must recognize ordinary income. If such a sale or disposition takes place in the year in which the optionee exercises the option, the income the optionee recognizes upon sale or disposition of the shares will not be considered income for alternative minimum tax purposes. Otherwise, if the optionee sells or otherwise disposes the shares before the end of the one-year and two-year periods specified above, the maximum amount that will be included as alternative minimum tax income is the gain, if any, the optionee recognizes on the disposition of the shares.

     An ISO exercised more than three months after an optionee terminates employment, other than by reason of death or disability, will be taxed as a NQSO, and the optionee will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the optionee.

STOCK APPRECIATION RIGHTS

     No taxable income is generally recognized upon the receipt of an SAR, but upon exercise of the SAR the fair market value of the shares (or cash in lieu of shares) received generally will be taxable as ordinary income to the recipient in the year of such exercise. We generally will be entitled to a compensation deduction for the same amount that the recipient recognizes as ordinary income.

RESTRICTED STOCK AND DEFERRED STOCK

     An employee to whom restricted or deferred stock is issued generally will not recognize taxable income upon such issuance and we generally will not then be entitled to a deduction unless, with respect to restricted stock, an election is made under Section 83(b) of the Code. However, when restrictions on shares of restricted stock lapse, such that the shares are no longer subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for an amount equal to the excess of the fair market value of the shares at the date such restrictions lapse over the purchase price therefor. If a timely election is made under
Section 83(b) with respect to restricted stock, the employee generally will recognize ordinary income on the date of the issuance equal to the excess, if any, of the fair market value of the shares at that date over the purchase price therefore, and we will be entitled to a deduction for the same amount. Similarly, when deferred stock vests and is issued to the employee, the employee generally will recognize ordinary income and we generally will be entitled to a deduction for the amount equal to the fair market value of the shares at the date of issuance. A Section 83(b) election is not permitted with regard to the grant of deferred stock.

DIVIDEND EQUIVALENTS

     A recipient of a dividend equivalent award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

PERFORMANCE AWARDS

     A participant who has been granted a performance award generally will not recognize taxable income at the time of grant, and we will not be entitled to a deduction at that time. When an award is paid, whether in cash or common stock, the participant generally will recognize ordinary income, and we will be entitled to a corresponding deduction.

STOCK PAYMENTS

     A participant who receives a stock payment in lieu of a cash payment that would otherwise have been made will generally be taxed as if the cash payment has been received, and we generally will be entitled to a deduction for the same amount.

DEFERRED COMPENSATION

     Participants who defer compensation generally will recognize no income, gain or loss for federal income tax purposes when NQSOs are granted in lieu of amounts otherwise payable, and we will not be entitled to a deduction at that time. When and to the extent such NQSOs are exercised, the rules regarding NQSOs outlined above will generally apply.

SECTION 162(M) OF THE CODE

     In general, under Section 162(m), income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) for certain executive officers exceeds $1,000,000 (less the amount of any "excess parachute payments" as defined in Section 280G of the Code) in any one year. However, under Section 162(m), the deduction limit does not apply to certain "performance-based compensation" established by an independent compensation committee which is adequately disclosed to, and approved by, shareholders. In particular, stock options and SARs will satisfy the "performance-based compensation" exception if the awards are made by a qualifying compensation committee, the 2003 Plan sets the maximum number of shares that can be granted to any person within a specified period and the compensation is based solely on an increase in the stock price after the grant date (i.e. the option exercise price is equal to or greater than the fair market value of the stock subject to the award on the grant date). Performance or incentive awards granted under the 2003 Plan may qualify as "qualified performance-based compensation" for purposes of Section 162(m) if such awards are granted or vest upon the pre-established objective performance goals described above.

     We have attempted to structure the 2003 Plan in such a manner that the Committee can determine the terms and conditions of stock options, SARs and performance and incentive awards granted thereunder such that remuneration attributable to such awards will not be subject to the $1,000,000 limitation. We have not, however, requested a ruling from the Internal Revenue Service or an opinion of counsel regarding this issue. This discussion will neither bind the Internal Revenue Service nor preclude the Internal Revenue Service from adopting a contrary position.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of December 31, 2002 for all of our current equity compensation plans, including our 1989 Stock Option Plan, our 1994 Plan, our 1994 Stock Purchase Plan, and our 2000 Non-Qualified Stock Incentive Plan ("2000 Plan").

                                                                                     NUMBER OF SECURITIES
                                    NUMBER OF SECURITIES                            REMAINING AVAILABLE FOR
                                      TO BE ISSUED UPON      WEIGHTED-AVERAGE        FUTURE ISSUANCE UNDER
                                         EXERCISE OF         EXERCISE PRICE OF     EQUITY COMPENSATION PLANS
                                    OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,      (EXCLUDING SECURITIES
          PLAN CATEGORY              WARRANTS AND RIGHTS    WARRANTS AND RIGHTS    REFLECTED IN COLUMN (A))
          -------------              -------------------    -------------------             ---------------
                                             (A)                    (B)                       (C)
Equity Compensation Plans
Approved by Security Holders.......       9,183,894(1)             $12.87                 7,672,513 (2)
Equity Compensation Plans Not
Approved by Security Holders.......          37,600(3)             $25.49                   162,280 (4)
Total..............................       9,221,494                $12.92                 7,834,793

-------------
(1) Includes (i) 9,067,094 shares of common stock issuable upon the exercise of options granted under the 1994 Plan, of which 5,533,581 shares were exercisable as of December 31, 2002, and (ii) 116,800 shares of common stock issuable upon the exercise of options granted under our 1989 Stock Option Plan, all of which were exercisable as of December 31, 2002.
(2) Includes (i) 6,568,800 shares of common stock available for issuance under the 1994 Plan; and (ii) 1,103,713 shares of common stock available for issuance under the Company's 1994 Stock Purchase Plan.
(3) Represents shares of common stock issuable upon the exercise of options granted under the 2000 Plan. (4) Represents the remaining shares of common stock available for issuance under the 2000 Plan.


SUMMARY OF THE 2000 PLAN

     The following is a summary of the principal features of the 2000 Plan. The summary, however, does not purport to be a complete description of all the provisions of the 2000 Plan and is qualified in its entirety by reference to the 2000 Plan itself.

STOCK SUBJECT TO THE 2000 PLAN.

     The aggregate number of shares of common stock which are subject to issuance under the 2000 Plan will not exceed 200,000. The shares available for issuance under the 2000 Plan may be either previously unissued shares or treasury shares. The Administrator (as defined below) shall make appropriate adjustments in the number of securities subject to the 2000 Plan and to outstanding awards thereunder to reflect a stock split, reverse stock split, stock dividend, reclassification or combination or similar event affecting the shares. Shares covered by an award under the 2000 Plan that is forfeited or canceled, expires or is settled in cash, will continue to be available for issuance under the 2000 Plan.

ADMINISTRATION OF THE PLAN.

     The 2000 Plan is administered by the Board or a committee designated by the Board (the "Administrator"). The Administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares subject to such award, to set, amend, construe and interpret the terms and conditions of the award, and to take any other action that is consistent with the terms of the 2000 Plan.

ELIGIBILITY.

     Awards under the 2000 Plan may be granted only to employees and consultants of the Company. Officers and directors of the Company are not eligible to receive awards under the 2000 Plan.

TERMS AND CONDITIONS OF 2000 PLAN AWARDS.

     The 2003 Plan provides that the Administrator may grant or issue nonqualified stock options, stock appreciation rights, restricted stock, dividend equivalents, performance units, performance shares, any other security with the value derived from the value of the Company's Common Stock, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

     Subject to the terms of the 2000 Plan, the Administrator shall determine the terms and conditions of awards, including vesting schedules, repurchase provisions, forfeiture provisions, form of payment, and satisfaction of performance criteria. Performance criteria may be based on one or more of the following factors:

     o    increase in share price;

     o    earnings per share;

     o    total stockholder return;

     o    return on equity;

     o    return on assets;

     o    return on investment;

     o    net operating income;

     o    cash flow;

     o    revenue;

     o    economic value added;

     o    personal management objectives; or

     o    other measures specified by the Administrator.

     The exercise price or purchase price of each award under the 2000 Plan shall be determined by the Administrator in accordance with the principles of
Section 424(a) of the Code. Unless otherwise determined by the Administrator, the per share exercise price of nonqualified stock options shall not be less than 85% of the fair market value per share on the date of grant.

EXERCISE OF 2000 PLAN AWARDS.

     An option may be exercised by delivering written notice of such exercise to the Company in accordance with the terms of the award, together with full payment for the shares. The Administrator may in its discretion and subject to applicable laws allow payment in the following forms:

     o    cash;

     o    check;

     o full recourse promissory note in a form and with terms prescribed by the Administrator;

     o    payment through the delivery of shares of common stock of the Company;

     o payment through the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of common stock then issuable on exercise of the option, and that the broker will pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the option exercise price; or

     o    payment through any combination of the foregoing.

WITHHOLDING TAX OBLIGATIONS.

     As a condition to the issuance or delivery of stock pursuant to the exercise of an award granted under the 2000 Plan, the Company requires participants to make arrangements acceptable to the Administrator for the satisfaction of applicable withholding tax obligations. Upon the exercise of an award, the Company shall withhold or collect an amount sufficient to satisfy such withholding tax obligations.

CORPORATE TRANSACTIONS.

     In the event of (i) a merger or consolidation in which the Company is not the surviving entity, (ii) the sale of substantially all the assets of the Company, or (iii) the change in control of more than 50% of the Company's voting securities, all outstanding awards under the 2000 Plan shall terminate, unless otherwise assumed by the surviving entity or acquiring person.

TERM OF THE 2000 PLAN AND AMENDMENTS.

     The 2000 Plan will expire on November 16, 2010, unless earlier terminated. The 2000 Plan can be amended, suspended or terminated by the Board. Amendments of the 2000 Plan will not, without the consent of the participant, affect such person's rights under an award previously granted under the 2000 Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's common stock as of April 1, 2003, by (i) each shareholder known to the Company to own beneficially more than 5% of the Company's common stock, (ii) each of the Company's directors,
(iii) the Chief Executive Officer and each of the four other most highly compensated officers and two additional highly compensated individuals of the Company (collectively, the "Named Executive Officers") and (iv) all executive officers and directors of the Company as a group.

                                                                  NUMBER OF SHARES
NAME                                                            BENEFICIALLY OWNED(1)
----                                                          -------------------------
                                                                NUMBER         PERCENT
                                                              ----------      ---------
Raymond D. Zinn(2).....................................       12,148,390         13.1%
Warren H. Muller(3)....................................       11,912,800         12.9%
Franklin Resources, Inc.(4)
    901 Mariners Island Boulevard, 6th Floor
    San Mateo, CA  94404...............................       10,406,847         11.3%
FMR Corp.(5)
    82 Devonshire Street
    Boston, MA  02109..................................       10,216,510         11.1%
Wasatch Advisors, Inc.(6)
    150 Social Hall Avenue
    Salt Lake City, UT  84111..........................        6,308,112          6.9%
Capital Research Management Company(7)
    333 South Hope Street
    Los Angeles, CA  90071.............................        4,842,110          5.3%
Robert Whelton(8)......................................          491,522             *
Christopher Dingley(9).................................           52,275             *
Tian-I Liou ...........................................          124,081             *
Mark A. Downing........................................            2,068             *
James G. Gandenberger(11)..............................            8,774             *
J. Vincent Tortolano (12)..............................            5,000             *
George Kelly (13)......................................          105,250             *
Larry L. Hansen(14)....................................          131,250             *
Donald H. Livingstone..................................              200             *
All executive officers and directors as a group(15)....       26,452,680         27.9%

--------------------
*Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 1, 2003 are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares set forth opposite such person's name.
(2) Includes 400,000 shares subject to stock options exercisable within 60 days of April 1, 2003.
(3) Includes 144,000 shares subject to stock options exercisable within 60 days of April 1, 2003.
(4)  Based on a Schedule 13G filed February 12, 2003.
(5) Based on a Schedule 13G filed February 13, 2003. (6) Based on a Schedule 13G filed February 13, 2003. (7) Based on a Schedule 13G filed February 13, 2003.
(8) Includes 490,000 shares subject to stock options exercisable within 60 days of April 1, 2003.
(9) Includes 52,275 shares subject to stock options exercisable within 60 days of April 1, 2003.
(11) Includes 6,200 shares subject to stock options exercisable within 60 days of April 1, 2003.
(12) Includes 5,000 shares subject to stock options exercisable within 60 days of April 1, 2003.
(13) Represents 54,000 shares held of record by the Kelly Family Trust of which Mr. Kelly is a trustee. Includes 51,250 shares subject to stock options exercisable within 60 days of April 1, 2003.
(14) Includes 51,250 shares subject to stock options exercisable within 60 days of April 1, 2003. (15) Includes 2,561,375 shares subject to stock options exercisable within 60 days of April 1, 2003.

             CERTAIN INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS

     Information regarding each of our executive officers as of April 1, 2003 is set forth below.

NAME                             AGE  POSITION
----                             ---  --------
Raymond D. Zinn..............    65   President, Chief Executive Officer and Chairman of the Board

Robert Whelton...............    63   Executive Vice President of Operations

Robert J. Barker.............    56   Vice President, Corporate Business Development

Richard D. Crowley, Jr.......    46   Vice President, Finance and Chief Financial Officer

Mark Downing.................    42   Vice President, Marketing

Mark Lunsford................    45   Vice President, World-Wide Sales

Carlos Mejia.................    52   Vice President, Human Resources

Jack B. Small................    51   Vice President, Design and Process Engineering

Scott Ward...................    48   Vice President, Test Division

Thomas Wong..................    47   Vice President, High Bandwidth Products

J. Vincent Tortolano.........    53   Vice President, General Counsel, and Secretary

Richard Zelenka..............    47   Vice President, Quality Assurance

     The principal occupations and positions for at least the past five years of the executive officers named above, other than Mr. Zinn whose information is included above under the caption "Proposal 1 Election of Directors," are as follows:

     Mr. Whelton joined the Company as Executive Vice President of Operations in January 1998. From 1996 to 1997, Mr. Whelton was employed by Micro Linear Corp., where he held the position of Executive Vice President in charge of operations, design, sales and marketing. Prior to Micro Linear, Mr. Whelton was employed by National Semiconductor Corp., from 1985 to 1996 where he held the position of Vice President of the Analog Division. Mr. Whelton holds a B.S.E.E. from U.C. Berkeley, and a M.S.E.E. from the University of Santa Clara.

     Mr. Barker has served as Vice President, Corporate Business Development since October 1999. Mr. Barker also served as the Company's Secretary from May 2000 until May 2001. From April 1994 to September 1999 he held the position of Vice President, Finance and Chief Financial Officer. From April 1984 until he joined Micrel, Mr. Barker was employed by Waferscale Integration, Inc., where his last position was Vice President of Finance and Secretary. Prior to 1984, Mr. Barker held various accounting and financial positions at Monolithic Memories and Lockheed Missiles and Space Co. He holds a B.S. in Electrical Engineering and a M.B.A. from University of California at Los Angeles.

     Mr. Crowley joined the Company as Vice President, Finance and Chief Financial Officer in September 1999. From December 1998 until he joined Micrel, Mr. Crowley was employed by Vantis Corporation as its Vice President, Chief Financial Officer. From 1980 to 1998 Mr. Crowley was employed by National Semiconductor Corporation, where his last position was Vice President, Corporate Controller. He holds a B.B.A. in Finance from the University of Notre Dame and a Masters in Management in Accounting and Finance from Northwestern University.

     Mr. Downing joined the Company as Vice President, Marketing in December 2000. Prior to joining the Company he was employed by Pericom Semiconductor Corporation as its Vice President, Marketing from October 1997 to December 2000. From 1988 to 1997 Mr. Downing was employed by National Semiconductor in various marketing management positions in their international sales and marketing operations and their Analog division. He holds a BSc in Physics from the University of Aston in Birmingham, England and an M.B.A. from the Open University, Milton Keynes, England.

     Mr. Lunsford joined the Company in September 2001 as Vice President WorldWide Sales. Prior to joining Micrel, Mr. Lunsford was Director of Marketing and Business Development at Broadcom Corporation from 2000 to 2001. Prior to 2000, Mr. Lunsford held the position of Vice President WorldWide Sales at Pivotal Technologies from 1999 until Pivotal was acquired by Broadcom in 2000. Prior to 1999 Mr. Lunsford held various senior level management positions at Advanced Micro Devices from 1984 to 1999. He holds a B.S. degree in Mechanical Engineering from the University of California, Davis.

     Mr. Mejia joined the Company in June 1999 as Vice President, Human Resources. From 1976 until he joined Micrel, Mr. Mejia was employed by Analog Devices, Inc. where his last position was Director, Human Resources. Prior to Analog Devices, Inc., Mr. Mejia held various human resource positions at ROHR Industries and California Computer Products. He holds a B.S. in Industrial Technology and a M.A.H.R. from the University of Redlands.

     Mr. Small has served as Vice President, Design and Process Engineering since June 2002. Mr. Small also served as the Company's Vice President, Wafer Fab from April 1998 until June 2002. Prior to joining the Company, Mr. Small was employed by IC Works from 1996 to 1998, where he was Vice President of Operations. From 1971 to 1995, Mr. Small was employed by National Semiconductor Corp. where he held the position of Vice President of Linear Standard Products. Mr. Small holds a B.A. in Physics from U.C. Berkeley and an M.A. in Physics and an M.B.A. from University of California at Los Angeles.

     Mr. Ward joined the Company in August 1999 as Vice President, Test Division. From 1997 until he joined Micrel, Mr. Ward was employed by QuickLogic Corporation as Vice President of Engineering. From 1980 to 1997, Mr. Ward was employed by National Semiconductor Corporation where he held various Product Line Director positions in the Analog Division. Mr. Ward holds a B.S.E.T. degree from California Polytechnic University at San Luis Obispo.

     Mr. Wong joined the Company in November 1998 as its Vice President, High Bandwidth Products. Prior to joining the Company, Mr. Wong was a co-founder of Synergy Semiconductor and held various management positions including Chief Technical Officer, Vice President Engineering, Vice President Standard Products and Vice President Product Development for Synergy Semiconductor from 1987 to November 1998 at which time Synergy was acquired by the Company. From 1978 to 1986, Mr. Wong was employed by Advanced Micro Devices where his last position was Design Engineering Manager. He holds a B.S.E.E. from the University of California at Berkeley and a M.S.E.E. from San Jose State University.

     Mr. Tortolano joined the Company in August 2000 as its Vice President, General Counsel. Mr. Tortolano has also served as the Company's Secretary since May 2001. From 1999 until he joined the Company, Mr. Tortolano was employed by Lattice Semiconductor Corporation, where he held the position of Vice President, Co-General Counsel. From 1983 to 1999, Mr. Tortolano was employed by Advanced Micro Devices, Inc., where his last position was Vice President, General Counsel of AMD's Vantis subsidiary. Mr. Tortolano holds a B.S.E.E. from Santa Clara University and a Juris Doctor degree from University of California at Davis.

     Mr. Zelenka has served as Vice President, Quality Assurance since August 2000. From January 1998 to July 2000 he held the position of Director of Product Assurance. Prior to joining the Company, Mr. Zelenka was employed by National Semiconductor from 1987 to 1998 as a Senior Quality Manager. From 1983 to 1987 Mr. Zelenka was employed by Fairchild Semiconductor where he held the position of Wafer Fab Quality Manager. He holds a B.S. in Chemical Engineering from the University of Wyoming.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors held four regularly scheduled or special meetings during the fiscal year ended December 31, 2002. Each member of the Board of Directors who served during 2002 attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and of the Committees on which he served during the year.

     The Company has standing Audit, Compensation and Nominating and Corporate Governance Committees of the Board of Directors.

     AUDIT COMMITTEE. The Audit Committee consists of Messrs. Livingstone, Kelly, and Hansen. The Audit Committee reviews with the Company's independent auditor and management the scope and results of the annual audit, the scope of other services provided by the Company's independent auditor, proposed changes in the Company's financial and accounting standards and principles, and the Company's policies and procedures with respect to its internal accounting, auditing and financial controls and makes recommendations to the Board of Directors on the engagement of an independent auditor, as well as other matters which may come before it or as directed by the Board of Directors. The Audit Committee met seven times in 2002.

     The Board of Directors adopted and approved a charter for the Audit Committee on May 25, 2000, which was amended on January 23, 2001. A copy of the charter was attached as Appendix A to Company's 2001 Proxy Statement.

     COMPENSATION COMMITTEE. The Compensation Committee consists of Messrs. Hansen, Kelly, and Muller. The Compensation Committee makes recommendations to the Board of Directors regarding all forms of compensation to executive officers and all bonus and stock compensation to employees, administers the Company's stock option plans and performs such other duties as may from time to time be determined by the Board of Directors. The Compensation Committee met two times in 2002.

     NOMINATING AND CORPORATE GOVERNANCE COMMITTEE. A Nominating Committee of the Board of Directors was formed in February 2002. Subsequently, in November 2002, the Nominating Committee assumed the additional responsibility of overseeing the Company's corporate governance practices. The Nominating and Corporate Governance Committee consists of Messrs. Kelly, Hansen, and Livingstone. The Nominating and Corporate Governance Committee makes recommendations to the Board of Directors regarding nominees for the Board, monitors the size and composition of the Board, assists the Board with review and consideration of developments in corporate governance practices and performs such other duties as the Board of Directors shall from time to time prescribe. The Nominating and Corporate Governance Committee has identified in Proposal 1 its nominees for election at the Annual Meeting. As set forth in the Company's 2002 Proxy Statement, shareholder proposals must have been received no later than March 3, 2003, to be considered at the Annual Meeting. No shareholder proposals were received by the Secretary within such time and, accordingly, there were no nominees recommended by the shareholders to be considered by the Nominating and Corporate Governance Committee for election at the Annual Meeting. With respect to the election of directors at the 2004 annual meeting, the Nominating and Corporate Governance Committee will consider shareholder nominations if they are timely, in accordance with the provisions set forth in this Proxy Statement under the caption "Shareholder Proposals."

EMPLOYMENT AGREEMENTS

     None of the Named Executive Officers has an employment agreement with the Company.

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company receive $1,000 in compensation for each meeting of the Board of Directors attended and $1,000 for each committee meeting not held in conjunction with a Board meeting.

     The Company's 1994 Plan provides for annual automatic grants of nonqualified stock options to continuing non-employee directors. On the date of each annual shareholders' meeting, each individual who is at the time continuing to serve as a non-employee director will automatically be granted an option to purchase 5,000 shares of the Company's common stock. All options automatically granted to non-employee directors will have an exercise price equal to 100% of the fair market value on the date of grant and become exercisable at the rate of 25% per year. On May 23, 2002, Messrs. Kelly and Hansen received automatic stock option grants under the Company's 1994 Plan for 5,000 shares each of the Company's common stock, and Mr. Livingstone received a grant of 5,000 shares upon his appointment to the Board of Directors in June 2002.


             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING COMPENSATION COMMITTEE REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL IT BE DEEMED TO BE SOLICITING MATERIAL OR DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     COMPENSATION PHILOSOPHY. The Compensation Committee believes that the primary goal of the Company's compensation program should be related to creating shareholder value. The Compensation Committee seeks to offer the Company's executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. The executive compensation program is designed to attract and retain executive talent that contributes to the Company's long-term success, to reward the achievement of the Company's short-term and long-term strategic goals, to link executive officer compensation and shareholder interests through equity-based plans, and to recognize and reward individual contributions to Company performance.

     The compensation of the Company's executive officers consists of three principal components: salary, bonus and long-term incentive compensation.

     SALARY. Salaries for the Company's executive officers are determined primarily on the basis of the executive officer's responsibility, general salary practices of peer companies and the officer's individual qualifications and experience. The base salaries are reviewed annually and may be adjusted by the Compensation Committee in accordance with certain criteria which include (i) individual performance, (ii) the functions performed by the executive officer,
(iii) the scope of the executive officer's on-going duties, (iv) general changes in the compensation peer group in which the Company competes for executive talent, and (v) the Company's financial performance, generally. The weight given such factors by the Compensation Committee may vary from individual to individual. Due to the difficult business conditions impacting the semiconductor industry since early 2001, no salary increases were given to officers for 2001 and 2002. Furthermore, all officers have been subject to pay reductions since April 2001.

     BONUS. In order to increase incentives for outstanding performance, a portion of each executive officer's compensation is paid in the form of contingent cash bonuses. The bonus amounts for executive officers are dependent in part on the Company's net income performance, as well as individualized criteria such as achievement of specified goals for the department or divisions for which the executive officer has responsibility and satisfactory completion of special projects supervised by the executive officer.

     LONG-TERM INCENTIVE AWARDS. Stock options serve to further align the interests of management and the Company's shareholders by providing executive officers with an opportunity to benefit from the stock price appreciation that can be expected to accompany improved financial performance. Options also enhance the Company's ability to attract and retain executives. The number of option shares granted and other option terms, such as vesting, are determined by the Compensation Committee, based on recommendations of management in light of, among other factors, each executive officer's level of responsibility, prior performance and other compensation. However, the Company does not provide any quantitative method for weighing these factors, and a decision to grant an award is primarily based upon an evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question.

     CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation of the Chief Executive Officer is reviewed annually on the same basis as discussed above for all executive officers. Raymond D. Zinn's base salary for the fiscal year ended December 31, 2002 was $308,625. This base salary was established, in part, by comparing the base salaries of chief executive officers at other companies of similar size and geographic location using published compensation sources. Mr. Zinn's compensation is also based on his position and responsibilities, his past and expected contribution to the Company's future success and on the financial performance of the Company.

     POLICY REGARDING DEDUCTIBILITY OF COMPENSATION. The Company is required to disclose its policy regarding qualifying executive compensation for deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended, which provides that, for purposes of the regular income tax and the alternative minimum tax, the otherwise allowable deduction for compensation paid or accrued with respect to the executive officers of a publicly-held corporation, which is not performance-based compensation is limited to no more than $1 million per year per officer. It is not expected that the compensation to be paid to the Company's executive officers for the fiscal year ended December 31, 2003 will exceed the $1 million limit per officer. Option grants under the 1994 Stock Option Plan are intended to qualify as performance-based compensation not subject to the $1 million limitation.



                                                 COMPENSATION COMMITTEE

                                                 Larry L. Hansen, Chairman
                                                 George Kelly
                                                 Warren H. Muller

AUDIT COMMITTEE REPORT

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING AUDIT COMMITTEE REPORT SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL IT BE DEEMED TO BE SOLICITING MATERIAL OR DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     In accordance with its written charter adopted by the Board of Directors of the Company, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During the fiscal year ended December 31, 2002, the Audit Committee met seven times, and discussed the interim financial information contained in each quarterly earnings announcement with the chief financial officer, controller and independent auditor prior to public release.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditor a formal written statement relating to relationships between the auditor and the Company that might bear on the auditor's independence, consistent with the Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditor any relationships that may impact their independence and satisfied itself as to the auditor's independence. The Audit Committee also discussed with management, and the independent auditor the quality and adequacy of the Company's internal controls. The Audit Committee reviewed with the independent auditor the audit plans, audit scope and identification of audit risks.

     The Audit Committee discussed with the independent auditor all matters required to be discussed as described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditor's examination of the financial statements.

     The Audit Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2002, with management and the independent auditor. Management has the responsibility for the preparation of the Company's financial statements and the independent auditor has the responsibility for the examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditor, the Audit Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

     Each of the members of the Audit Committee is independent as defined in Rule 4200(a)(14) of the National Association of Securities Dealers' Marketplace Rules.

                                             AUDIT COMMITTEE

                                             Donald H. Livingstone, Chairman
                                             George Kelly
                                             Larry L. Hansen

                             EXECUTIVE COMPENSATION

     The following table sets forth the annual compensation earned during the years ended December 31, 2002, 2001 and 2000 by each of the Company's Named Executive Officers:


                                             SUMMARY COMPENSATION TABLE

                                                         ANNUAL                     LONG-TERM
                                                      COMPENSATION                COMPENSATION
                                            ---------------------------------     ------------
                                                                                   SECURITIES
                                                                                   UNDERLYING        ALL OTHER
         NAME AND PRINCIPAL POSITION        YEAR      SALARY($)   BONUS($)(1)      OPTIONS(#)     COMPENSATION (2)
         ---------------------------        ----      ---------   -----------     ------------    ----------------
     Raymond D. Zinn,....................   2002        308,625            --              --             16,729
       President, Chief Executive           2001        301,251            --              --             15,314
       Officer and President, Chief         2000        307,477       400,000              --             13,255
       Executive Officer and Chairman
       of the Board

     Robert Whelton,.....................   2002        206,806            --          40,000              1,465
       Executive Vice President,            2001        204,688            --              --              1,465
       Operations                           2000        216,560       150,000              --              1,465

     Christopher R. Dingley .............   2002        153,739        35,204           1,500                215
       Director of  Sales for World         2001        150,615        15,960             975                209
       Wide Distribution & Electronic       2000        158,554        89,896           7,500                221
       Manufacturing Subcontractors

     Dr. Tian-I Liou, PhD. (3)...........   2002        181,455            --                                333
       Vice President and General           2001         74,769            --         300,000                141
       Manager of Kendin Operations                                                                        --

     Mark A. Downing (4).................   2002        138,663        42,000           5,000                222
       Vice President, Marketing            2001        144,272        33,450         125,000                210
                                            2000             --        20,000              --                 --

     James G. Gandenberger (5)...........   2002        177,760            --          36,000                222
       Director of                          2001        167,933            --          29,376                222
       Fabrication\Operations               2000         44,423        45,000          75,000                 60

     J. Vincent Tortolano (6)............   2002        152,345        17,694          25,000                510
       Vice President, General Counsel,     2001        154,716        29,625          13,542                499
       and Secretary                        2000         67,307        42,000         125,000                216

---------------------
(1) All bonuses for a particular year reflect amounts earned in that year whether or not paid in that or the following year.
(2) Represents premiums paid on term life insurance and in 2000, an automobile allowance of $11,801 for Mr. Zinn, in 2001 an automobile allowance of $13,849 for Mr. Zinn, and in 2002 an automobile allowance of $13,910 for Mr. Zinn.
(3) Dr. Liou joined the company in June 2001 upon the acquisition of Kendin Communications.
(4)  Mr. Downing joined the company in December 2000.
(5)  Mr. Gandenberger joined the company in September 2000.
(6)  Mr. Tortolano joined the company in August 2000.

                        STOCK OPTION GRANTS AND EXERCISE


                        OPTION GRANTS IN LAST FISCAL YEAR


     The following table provides certain information with respect to the grant of stock options under the Company's 1994 Option Plan to each of the Named Executive Officers during the fiscal year ended December 31, 2002.

                                                                                    POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF                                             ASSUMED ANNUAL RATES OF STOCK
                             SECURITIES     % OF TOTAL                                  PRICE APPRECIATION FOR
                             UNDERLYING     OPTIONS TO      EXERCISE                       OPTION TERM(3)
                               OPTIONS     EMPLOYEES IN    PRICE PER    EXPIRATION  -----------------------------
           NAME              GRANTED(1)   FISCAL YEAR(2)     SHARE         DATE       0%         5%        10%
           ----              ----------   --------------     -----      ----------    --         --        ---
Raymond D. Zinn..............      --            --              --            --     --           --         --
Robert Whelton...............  40,000           3.7%          $7.09      10/24/12     --     $178,355   $451,985
Christopher R. Dingley.......   1,500           0.1%         $22.86       3/14/12     --      $21,565    $54,649
Tian-I Liou..................      --            --              --            --     --           --         --
Mark Downing.................   5,000           0.5%         $22.86       3/14/12     --      $71,883   $182,165
James G. Gandenberger .......   6,000           0.6%         $22.86       3/14/12     --      $86,259   $218,598
                               30,000           2.8%         $10.09        8/5/12     --     $190,366   $482,426
J. Vincent Tortolano  .......  25,000           2.3%         $22.86      03/14/12     --     $359,413   $910,824



-----------------



(1)  The options vest in equal installments over five years.
(2) The total number of shares underlying all options granted to employees in 2002 was 1,069,620
(3) The potential realizable value portion of the foregoing table is based on the rules of the Securities and Exchange Commission and does not represent our estimates or projections of the future price of our common stock. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the common stock, overall stock market conditions, and the timing of option exercises, if any. There can be no assurance that amounts reflected in this table will be achieved.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

     The following table sets forth for each of the Named Executive Officers certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of December 31, 2002. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of the Company's common stock as of December 31, 2002.

                                                              NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS AT
                                                             AT DECEMBER 31, 2002            DECEMBER 31, 2002($)(1)
                         SHARES ACQUIRED      VALUE         ----------------------          -------------------------
          NAME            ON EXERCISE(#)  REALIZED($)(2)  EXERCISABLE   UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
          ----            --------------  --------------  -----------   -------------     -----------     -------------
Raymond D. Zinn..........         --               --        300,000        200,000                --             --
Robert Whelton...........         --               --        490,000         40,000        $1,293,600         $72,000
Christopher R. Dingley...         --               --         51,975          1,500            $4,800             --
Tian-I Liou..............      8,477          $61,808              1         -- (2)                $4             --
Mark Downing.............         --               --             --             --                --             --
James G. Gandenberger....         --               --          5,000         26,000                --             --
J. Vincent Tortolano.....         --               --             --         25,000                --             --

----------------------------
(1) Calculated by determining the difference between the fair market value of the securities underlying the option at December 31, 2002 which was $8.98 and the exercise price of the Named Executive Officers' respective options.
(2) Dr. Liou terminated his employment with the company as of March 2003, therefore the remaining unexercised shares were cancelled and returned to the Plan and were not presented as "unexercisable."



COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 2002, the Compensation Committee consisted of Messrs. Hansen, Kelly and Muller. There are and were no interlocking relationships between the Board of Directors or the Compensation Committee and the board of directors or compensation committee of any other company, nor has any such relationship existed in the past. Mr. Muller served as Vice President of Test Operations for the Company from 1978 until 1999 and Chief Technology Officer from 1999 until October 2001. Mr. Muller currently works as a part-time employee for the Company.

STOCK PERFORMANCE GRAPH

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING STOCK PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL IT BE DEEMED TO BE SOLICITING MATERIAL OR DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

     The following stock performance graph compares the percentage change in the cumulative total shareholder return on the Company's common stock from December 31, 1997 through the end of the Company's last fiscal year, December 31, 2002, with the percentage change in the cumulative total return for The Nasdaq Stock Market (U.S. Companies) and the JP Morgan H&Q Technology Index and the Goldman Sachs Technology Index. The JP Morgan H&Q Technology Index was discontinued in April 2002. As a result, the Company has substituted the Goldman Sachs Technology Index, which was initiated in March 2001. The comparison assumes an investment of $100 on December 31, 1997 in the Company's common stock and in each of the foregoing indices and assumes reinvestment of dividends. THE STOCK PRICE PERFORMANCE SHOWN ON THE GRAPH BELOW IS NOT NECESSARILY INDICATIVE OF FUTURE PRICE PERFORMANCE.


                              MICREL, INCORPORATED
                          JPMORGAN H&Q TECHNOLOGY INDEX
                                NASDAQ COMPOSITE
                         GOLDMAN SACHS TECHNOLOGY INDEX


                              [PERFORMANCE GRAPH]

                                JP Morgan H&Q                     Goldman Sachs
               Micrel,            Technology         Nasdaq         Technology
DATES       Incorporated            Index           Composite          Index
------      ------------        -------------       ---------     -------------
Dec-97          100.00             100.00            100.00
Jan-98          108.04             106.41            103.12
Feb-98          131.03             119.07            112.75
Mar-98          135.49             121.08            116.90
Apr-98          140.18             125.79            118.98
May-98          111.72             116.62            113.28
Jun-98          116.07             123.96            120.66
Jul-98          107.14             122.40            119.23
Aug-98          103.79              96.26             95.47
Sep-98           94.64             110.19            107.86
Oct-98          117.41             119.48            112.80
Nov-98          144.87             133.69            124.15
Dec-98          196.43             155.54            139.63
Jan-99          175.89             176.82            159.58
Feb-99          160.71             157.23            145.70
Mar-99          178.79             169.40            156.74
Apr-99          210.27             175.79            161.93
May-99          200.00             178.21            157.32
Jun-99          264.29             200.63            171.05
Jul-99          282.14             197.89            168.02
Aug-99          273.66             207.52            174.44
Sep-99          309.82             212.25            174.88
Oct-99          388.39             234.52            188.90
Nov-99          351.79             274.14            212.45
Dec-99          406.70             347.38            259.13
Jan-00          451.79             332.35            250.92
Feb-00          823.21             424.80            299.09
Mar-00          685.71             391.87            291.20
Apr-00          617.86             349.56            245.85
May-00          455.36             307.34            216.57
Jun-00          620.54             351.98            252.56
Jul-00          715.18             329.47            239.88
Aug-00         1091.96             387.53            267.86
Sep-00          957.14             345.57            233.89
Oct-00          646.43             314.12            214.58
Nov-00          410.71             224.86            165.44
Dec-00          481.25             224.57            157.32
Jan-01          657.14             244.00            176.57
Feb-01          401.79             174.09            137.03
Mar-01          399.11             149.02            117.19          100.00
Apr-01          485.14             177.56            134.76          118.75
May-01          436.00             168.23            134.40          114.79
Jun-01          471.43             165.89            137.63          116.99
Jul-01          481.14             155.00            129.09          107.85
Aug-01          440.86             137.67            114.97           92.97
Sep-01          284.86             108.24             95.44           73.93
Oct-01          359.29             124.03            107.63           86.23
Nov-01          418.00             144.25            122.94          100.10
Dec-01          374.71             146.47            124.20           99.00
Jan-02          337.14             143.66            123.16           97.93
Feb-02          286.86             127.14            110.26           84.86
Mar-02          360.29             139.86            117.51           91.31
Apr-02          313.57                               107.51           79.82
May-02          299.14                               102.89           76.56
Jun-02          205.43                                93.18           65.66
Jul-02          163.86                                84.58           58.50
Aug-02          157.86                                83.73           58.81
Sep-02           88.00                                74.64           48.09
Oct-02          118.00                                84.68           58.38
Nov-02          162.44                                94.17           68.36
Dec-02          128.29                                85.05           58.67


                              INDEPENDENT AUDITORS


     PricewaterhouseCoopers LLP ("PwC") was the Company's independent auditor for the year ended December 31, 2002. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she so desires. Moreover, he or she will be available to respond to appropriate questions from the shareholders.

     Deloitte & Touche LLP was previously the principal accounting firm engaged by the Company. On August 30, 2002, the Company notified Deloitte & Touche that it would not be retained as independent auditor for the fiscal year 2002. This action followed the Company's extensive evaluation of Deloitte & Touche and other firms to audit Micrel's consolidated financial statements for its fiscal year ending December 31, 2002. The Audit Committee recommended, and the Board of Directors of the Company approved, the appointment of PwC as the Company's independent auditor for fiscal year 2002.

     The audit reports of Deloitte & Touche on the consolidated financial statements of Micrel and its subsidiaries as of and for the years ended December 31, 2001 and 2000, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the two fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through June 30, 2002, (i) there were no disagreements with Deloitte & Touche on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Deloitte & Touche would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports; and (ii) there were no reportable events as set forth in Item 304(a)(1)(v) of Regulation S-K.

     The Company engaged PwC as its independent auditor for fiscal year 2002 effective September 6, 2002. During the two fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through June 30, 2002, the Company did not consult with PwC regarding the application of accounting principles to any specific transaction, either proposed or completed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements. There were no disagreements or reportable events about which the Company consulted with PwC.

     During the Company's fiscal year ended December 31, 2002, the Company was billed the following aggregate fees by PricewaterhouseCoopers LLP:

     AUDIT FEES. The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") in connection with the audit of the Company's consolidated financial statements as of and for the year ended December 31, 2002 and its limited reviews of the Company's unaudited condensed consolidated interim financial statements were $140,000.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. During the year ended December 31, 2002, PricewaterhouseCoopers rendered no professional services to the Company in connection with the design and implementation of financial information systems.

     ALL OTHER FEES. In addition to the fees described above, aggregate fees of $13,000 were billed by PricewaterhouseCoopers during the year ended December 31, 2002, primarily for tax related services.

     The Audit Committee has considered whether the provision of financial information systems design and implementation services and other non-audit services is compatible with the accountants' independence and concluded that provision of financial information systems design and implementation services and other non-audit services are compatible with maintaining the independence of the Company's external auditor.

                                  OTHER MATTERS

ANNUAL REPORT AND FINANCIAL STATEMENTS

     The 2002 Annual Report of the Company, which includes its audited financial statements for the fiscal year ended December 31, 2002, is enclosed with this Proxy Statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the securities laws of the United States, the Company's directors, executive officers, and any persons holding more than ten percent of the Company's common stock ("Reporting Persons") are required to report, to the Securities and Exchange Commission and to the Nasdaq Stock Market, their initial ownership of the Company's stock and any subsequent changes in that ownership. Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file these reports on a timely basis.

     Based solely on its review of the copies of such reports received by it or written representations from certain Reporting Persons that no Forms 3, 4 or 5 were required, the Company believes that during fiscal 2002, all Reporting Persons complied with all applicable filing requirements.

SHAREHOLDER PROPOSALS

     REQUIREMENTS FOR SHAREHOLDER PROPOSALS TO BE BROUGHT BEFORE AN ANNUAL MEETING. For shareholder proposals to be considered properly brought before the Company's 2004 annual meeting by a shareholder, the shareholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received by the Secretary of the Company at the principal executive offices of the Company, not later than March 1, 2004. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

     REQUIREMENTS FOR SHAREHOLDER PROPOSALS TO BE CONSIDERED FOR INCLUSION IN THE COMPANY'S PROXY MATERIALS. Shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented at the Company's 2004 annual meeting of shareholders must be received by the Company not later than December 18, 2003, in order to be considered for inclusion in the Company's proxy materials for that meeting.

OTHER BUSINESS

     The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

     It is important that the proxies be returned promptly and that your shares be represented. Shareholders are urged to fill in, sign and promptly return the accompanying proxy card in the enclosed envelope.

ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K for the year ended December 31, 2002, has been filed with the Securities and Exchange Commission and is incorporated herein by reference. A copy of this Form 10-K may be obtained by each shareholder receiving this Proxy Statement without charge upon request. Please direct such requests to: Micrel, Incorporated, Attention - Secretary, 2180 Fortune Drive, San Jose, California, 95131, (408) 944-0800.


                                          By Order of the Board of Directors,

                                          /s/ Raymond D. Zinn
                                          --------------------------------------
                                          Raymond D. Zinn
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors


April 15, 2003
San Jose, California

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                                                                                                                Please
                                                                                                                Mark Here    / /
                                                                                                                for Address
                                                                                                                Change or
                                                                                                                Comments
                                                                                                                SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
DIRECTORS AND FOR PROPOSALS 2 AND 3.                                                                          FOR   AGAINST  ABSTAIN
                                                                   2. To ratify the appointment of            / /     / /      / /
Shares represented by this proxy will be voted as directed by         PricewaterhouseCoopers LLP as the
the shareholder. IF NO SUCH DIRECTIONS ARE INDICATED, THE             Company's independent auditors for the
PROXIES WILL HAVE AUTHORITY TO VOTE FOR THE ELECTION OF ALL           fiscal year ending December 31, 2003.
DIRECTORS AND FOR PROPOSALS 2 AND 3.                                                                          FOR   AGAINST  ABSTAIN
                                                                   3. To approve the adoption of the 2003     / /     / /      / /
1. Election of Directors (see reverse)                                Incentive Award Plan of Micrel,
                                                                      Incorporated.

01 Raymond D. Zinn             FOR   WITHHELD                      4. In their discretion, the Proxies are authorized to vote upon
02 Warren H. Muller            / /     / /                            such other business as may properly come before the Annual
03 Larry L. Hansen                                                    Meeting.
04 George Kelly
05 Donald Livingstone

                                                                           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                                                                           PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

FOR, except vote withheld from the following nominee(s):

--------------------------------------------------------------------






SIGNATURE                                                SIGNATURE                                                 DATE
         -----------------------------------------------           -----------------------------------------------      ----------
NOTE: PLEASE SIGN AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE
OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.
------------------------------------------------------------------------------------------------------------------------------------
                                                      ^ FOLD AND DETACH HERE ^


            TRAVEL DIRECTIONS TO MICREL                         -------------------------------------------------------
            (FOR MEETING APPOINTMENTS)

            FROM SAN FRANCISCO INT'L AIRPORT
            OR SAN FRANCISCO VIA US 101:
              TAKE US 101 SOUTH (TOWARDS SAN
              JOSE); EXIT MONTAGUE EXPWY.;
              RIGHT AT TRADE ZONE BLVD.;
              IMMEDIATE RIGHT AT RINGWOOD
              AVE., LEFT ON FORTUNE DR.
                                                                                          [MAP]
            FROM SAN JOSE INT'L AIRPORT:
              TAKE AIRPORT PARKWAY (BECOMES
              BROKAW RD. THEN MURPHY RD.);
              LEFT ON RINGWOOD AVE.; RIGHT ON
              FORTUNE DR.

            FROM SAN FRANCISCO VIA I-280
              TAKE I-280 SOUTH (TOWARD SAN
              JOSE); EXIT I-880 NORTH
              (TOWARD OAKLAND); EXIT
              MONTAGUE EXPWY. EAST; RIGHT AT                    MICREL
              TRADE ZONE BLVD.; IMMEDIATE                       SEMICONDUCTOR
              RIGHT AT RINGWOOD AVE., LEFT
              ON FORTUNE DR.                                    San Jose, CA 95131
                                                                408-944-0800
                                                                -------------------------------------------------------


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

--------------------------------------------------------------------------------

                                                                           PROXY

                              MICREL, INCORPORATED
                               1849 FORTUNE DRIVE
                               SAN JOSE, CA 95131

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING ON MAY 22, 2003

     Raymond D. Zinn and Richard D. Crowley, Jr., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Micrel, Incorporated (the "Company"), to be held on Thursday, May 22, 2003, and any adjournment or postponement thereof.

     Election of five directors (or if any nominee is not available for election, such substitute as the Board of Directors or the proxy holders may designate). Nominees: 01 RAYMOND D. ZINN, 02 WARREN H. MULLER, 03 LARRY L. HANSEN, 04 GEORGE KELLY AND 05 DONALD LIVINGSTONE.

                 (CONTINUED, AND TO BE SIGNED ON THE OTHER SIDE)

  ----------------------------------------------------------------------------
             ADDRESS CHANGE/COMMENTS (MARK THE CORRESPONDING BOX ON
                  THE REVERSE SIDE) ANNUAL SHAREHOLDER MEETING
  ----------------------------------------------------------------------------

  ----------------------------------------------------------------------------

  ----------------------------------------------------------------------------

  ----------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^


                                  [LOGO] MICREL
                           ANNUAL SHAREHOLDER MEETING


                             THURSDAY, MAY 22, 2003
                                    12:00 PM

                                  2180 FORTUNE
                            DRIVE SAN JOSE, CA 95131


================================================================================
                               IMPORTANT Reminder

Whether or not you plan to attend this meeting, your vote is important to us. WE URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED ENVELOPE.
================================================================================

We look forward to seeing you at the meeting. On behalf of the management and directors of Micrel, Incorporated, we want to thank you for your support.


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